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                                                                                                                          333-7858
                                                                                                                     Rule 424(b)(3)
                                                                          American Depositary Shares
                                                                          Each American Depositary Share
                                                                          representing one fully paid Ordinary Share,
                                                                          nominal value eur 0.01 each

Number:                                                            CUSIP $


                                         AMERICAN DEPOSITARY RECEIPT

                                                      FOR

                                         AMERICAN DEPOSITARY SHARES

                                               representing

                                          DEPOSITED ORDINARY SHARES

                                                       of

                                         VIRGIN EXPRESS HOLDINGS PLC
                       (A public limited company incorporated in England and Wales)


          JPMORGAN CHASE BANK, incorporated under the laws of the State of New York, as depositary (herein called the ADepositary@), hereby certifies that __________________ is the owner of ___________ American Depositary Shares representing  deposited ordinary shares, nominal value euro 0.01 each, (the AShares@) of Virgin Express Holdings plc, a public limited company incorporated in England and Wales (the ACompany@).  As of the date of the Deposit
Agreement (hereinafter referred to), each American Depositary Share represents one Share deposited under the Deposit Agreement with the Custodian which, at the date of execution of the
Deposit Agreement, is the London Office of JPMorgan Chase Bank (the ACustodian@).  The ratio of American Depositary Shares to shares of stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement.  The Depositary=s office is located at 1 Chase
Manhattan Plaza, 40th Floor, ADR Department, New York, New York 10081, U.S.A.


          (l)     The Deposit Agreement.  This American Depositary Receipt is one of the American
Depositary Receipts (AReceipts@), executed and delivered pursuant to the Deposit Agreement, dated as of  November 12, 1997 (as amended from time to time, the ADeposit Agreement@), by and among the Company, the Depositary, and all registered Holders and Beneficial Owners of
Receipts from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively ADeposited Securities@).
Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the
Custodian.

         The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Memorandum and Articles of Association of the
Company and are qualified by and subject to the detailed provisions of the Deposit Agreement, and the Memorandum and Articles of Association, to which reference is hereby made.  All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

         (2)     Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender, at the Principal Office of the Depositary, of this Receipt and upon payment of (i) the charges of the
Depositary for the making of withdrawals and cancellation of Receipts (as set forth in Article
(10) hereof and Section 5.09 and Exhibit B of the Deposit Agreement) and (ii) all fees, stamp, transfer or other applicable taxes and governmental charges payable in connection with such surrender and withdrawal and, subject to the terms and conditions of the Deposit Agreement, the
Company=s Memorandum and Articles of Association, Article (4) of this Receipt and the provisions of or governing the Deposited Securities and other applicable laws, the Holder hereof is entitled to the delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt.  Subject to the last sentence of this paragraph, such Deposited Securities may be delivered in registered form or by electronic delivery.  Such Deposited Securities may be delivered by the delivery of (a)
certificates in the name of the Holder hereof or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of this Receipt.  Delivery shall be made, at the option of the Holder hereof, either at the principal office of the Custodian or at the Principal Office of the Depositary for further delivery to such
Holder, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary shall be at the request, risk and expense of the Holder hereof, and for the account of such Holder.



          A Receipt surrendered for such purposes shall, if so required by the Depositary, be properly endorsed in blank or accompanied by proper instruments of transfer, and if the
Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon, the
Depositary shall direct the Custodian to deliver at the designated office of the Custodian, subject to Sections 2.06, 3.01, 3.02, 3.04, 3.05, 5.09 and to the other terms and conditions of the Deposit
Agreement, the Company=s Memorandum and Articles of Association, and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in the order delivered to the
Depositary (if so required by the Depositary as provided above) the Deposited Securities represented by such Receipt together with any certificate or other proper documents of or relating to title for the Deposited Securities, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

         The Depositary shall not accept for surrender a Receipt evidencing American Depositary
Shares representing less than one Share. In the case of surrender of a Receipt evidencing
American Depositary Shares representing other than a whole number of Shares, the Depositary
(i) shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such Receipt in accordance with Section 2.05 of the Deposit
Agreement and (ii) shall deliver to the person surrendering such Receipt the net cash proceeds from the sale by the Depositary of any remaining fractional share.

          (3)     Transfers, Split-Ups and Combinations of Receipts.  Subject to the limitations set forth herein and in the Deposit Agreement, the transfer of this Receipt is registrable on the transfer books of the Registrar, upon surrender of this Receipt at the Depositary=s Principal
Office by the Holder hereof in person or by duly authorized attorney, properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer (including any certifications that the Depositary or the Company may require in order to comply with applicable laws, signature guarantees in accordance with standard industry practice and the accurate completion of any endorsements appearing on this Receipt) and (i) duly stamped as may be required by any applicable law, and (ii) accompanied by funds sufficient to pay any applicable stamp transfer or other applicable taxes, duties and the charges set forth in Article (10) hereof, and upon compliance with such regulations, if any, as the Depositary may establish for such purpose, subject to Article (4) of this Receipt.  This Receipt may be split into other such
Receipts, or may be combined with other such Receipts into one Receipt for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of
American Depositary Shares as the Receipt or Receipts surrendered.

          (4)     Pre-Conditions to Registration. Transfer, Etc.  As a condition precedent to the delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, any Custodian or any Registrar may require payment from the presenter of the Receipt of a sum sufficient to reimburse it for any stamp, transfer or other applicable tax, duties or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, duty, charge, fee and expense with respect to
Shares being deposited or withdrawn) and payment of any applicable fees as provided in this
Receipt and in Exhibit B hereto, may require the production of proof satisfactory to it as to the identity and genuineness of any signature or other matters, subject to Article (4) of this Receipt, and may also require compliance with any laws or governmental regulations relating to American
Depositary Receipts or to the withdrawal of Deposited Securities.


          After consultation with the Company, the delivery of Receipts against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or deposits of particular
Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refined, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent for the
Company for the transfer and registration of Shares, which may but need not be the Share
Registrar) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company in good faith at any time or from time to time, because of any requirement of law or of any government or governmental body or commission or any securities exchange on which the Receipts or Shares are listed, or under any provision of the Deposit Agreement or under the
Company=s Memorandum and Articles of Association or provisions of or governing Deposited
Securities, or any meeting of shareholders of the Company or for any other reason, subject in all cases to Article (4) hereof.  Notwithstanding any other provision of the Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended or refused, except as permitted in General Instruction I.A. (1) to Form F-6 (as may be amended)
under the Securities Act of 1933 in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company or relating to the deposit of Shares in connection with voting at a shareholders= meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited
Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or other Deposited Securities.


          (5)     Compliance With Requests.  The Company may from time to time request Holders, former Holders or Beneficial Owners to provide information as to the capacity in which they hold or held American Depositary Receipts, regarding the identity of any other persons then or previously holding any beneficial or other interest in such American Depositary Receipts and the nature of such interest and various other matters, including, without limitation, information relating to nationality, residence and domicile, pursuant to the Company=s Articles of
Association.  Notwithstanding any other provision of this Agreement, each Holder and Beneficial
Owner additionally agrees to comply with reasonable requests from the Company pursuant to
English law, the rules and requirements of NASDAQ and any other stock exchange or automated quotation system on which the Shares are, or will be, registered or traded, or the Memorandum and Articles of Association, which are made to provide information as to such capacity, identity and interests.  Each such Holder and Beneficial Owner agrees to provide promptly any such information pursuant to Section 3.04 of the Deposit Agreement whether or not still a Holder or
Beneficial Owner  at the time of such request, in sufficient detail to enable the Company to determine conclusively whether the Holder or Beneficial Owner is a national of the European
Economic Association (an AEEA National@).  The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such request to such Holders (in some cases for further forwarding to Beneficial
Owners holding American Depositary Shares through such Holder)  and to the last known address, if any, of such former Holders and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts to assist the Company in obtaining such information with respect of the American Depositary Receipts received from
Holders and Beneficial Owners, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary or its agents appointed hereunder by such Holders, Beneficial Owners or former Holders.  To the extent that provisions of or governing any Deposited Securities or the applicable laws, rules or regulations of any governmental authority or the Company=s Articles of Association may require the disclosure of or limit the beneficial or other ownership of Deposited Securities, other Shares and other securities and/or limit the aggregate number of securities deposited at any time and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership or deposits, the Depositary shall use its reasonable efforts to comply with
Company instructions as to American Depositary Receipts in respect of any such enforcement or limitation or any reversal of any conversion of Shares into American Depositary Receipts, and
Holders and Beneficial Owners shall comply with all such disclosure requirements, ownership limitations and reversals and shall cooperate with the Depositary=s compliance with such
Company instructions.

          (6)     Ownership Restrictions.  The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Memorandum and Articles of Association of the Company on (i) EEA Nationals and (ii)
persons whose nationality the Company is unable reasonably to ascertain.  The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American
Depositary Shares owned by one or more Holders or Beneficial Owners to exceed any such limits.  Notwithstanding any inability of any party to physically restrict a transfer of American
Depositary Shares, Holders and Beneficial Owners agree contractually to abide by the Company=s instructions. The Company reserves the right to instruct Holders to deliver their American
Depositary Receipts (including those evidencing American Depositary Shares held by such
Holder for Beneficial Owners) for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares.  The
Company may also refuse to allow such Holder to redeposit such Shares into the American
Depositary Receipt facility and require such Holder to submit to the disenfranchisement or mandatory sale of such Shares in order that the ownership of Shares of the Company by persons who are not known to the Company to be EEA Nationals does not exceed such limit as is from time to time set by the Board of Directors of the Company or may be specified in its Articles of
Association.  The Depositary agrees to cooperate with the Company in its efforts to inform
Holders (on behalf of such Holders in their individual capacity and the Beneficial Owners who hold their American Depositary Shares through such Holders) of the Company=s exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk or expense on the part of the Depositary to, the Company on the manner or manners in which it may enforce such rights with respect to any Holder.  Each Holder and Beneficial Owner acknowledges that, as of the date hereof, the Company=s Articles of Association limit the ownership of Shares (including Shares represented by American Depositary Shares) of the
Company by persons who are not known to the Company to be EEA Nationals to 45% of all outstanding Shares.



          (7)     Liability of Holder for Taxes, Duties and Other Charges.  If any stamp, transfer or other applicable tax, duty or other governmental charge shall become payable by or on behalf of the Depositary or any Custodian with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax, duty or other governmental charge shall be payable to the Depositary by the Holder or Beneficial Owner hereof, as the case may be.  The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of this Receipt or any withdrawal of Deposited
Securities represented by the American Depositary Shares evidenced hereby until such payment is made, and the Company and the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder or Beneficial Owner hereof, as the case may be, any part or all of the Deposited Securities represented by the American Depositary
Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, duty or other governmental charge, with the
Holder or Beneficial Owner hereof, as the case may be, remaining liable for any deficiency.  The
Holder shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents, and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of tax, reduced rate of withholding at source or other tax benefit obtained for such Holder pursuant to Section 4.13 of the Deposit Agreement.

          (8)     Representations and Warranties of Depositors.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that, to the best of such person=s knowledge, such Shares and each certificate therefor (if any) are validly issued and outstanding, fully paid and non-assessable, that any preemptive rights have been validly waived or exercised and that the person making such deposit is duly authorized to do so.  Each such person shall be deemed to acknowledge complete responsibility for the report of any false information relating to foreign exchange transactions to the Depositary, the Custodian or any governmental authority in England in connection with the issuance of Receipts and the deposit, transfer, surrender or withdrawal of Shares or Receipts or adjustments in the Depositary=s records in respect thereof. Every such person shall be deemed to represent that the deposit of Shares or sale of Receipts by that person is not restricted, and such Shares do not constitute Restricted
Securities, under the Securities Act of 1933.  Such representations and warranties shall survive any such deposit, transfer, surrender and withdrawal of Shares and Receipts or adjustments in the
Depositary=s records in respect thereof.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions reasonably necessary to correct the consequences thereof.

Dated:                                                                    JPMORGAN CHASE BANK, as Depositary




                                                                           By:________________________
                                                                                       Vice President
The address of the Principal Office of the Depositary is 1 Chase Manhattan Plaza, 40th Floor,
ADR Department, New York, New York 10081, U.S.A.



                                 SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                                            OF THE DEPOSIT AGREEMENT

          (9)     Filing Proofs, Certificates and Other Information.  Any person presenting Shares for deposit, any Holder or any Beneficial Owner may, in addition to the requirements of Articles (4),
(5) and (6) hereof, be required from time to time (i) to file with the Depositary or a Custodian such proof of citizenship or residence, taxpayer status, exchange control approval, payment of all applicable taxes or other governmental charges, the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, compliance with applicable laws and the terms of the Deposit Agreement, (ii) provide such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of
Shares, which may, but need not, be the Share Registrar) of the Shares presented for deposit, (iii)
establish compliance with all applicable laws, rules and regulations of or governing the
Deposited Securities and the terms of the Deposit Agreement and this Receipt (including, without limitation, Article (5) hereof), and (iv) execute and deliver to the Depositary or a
(custodian such certificates and to make such representations and warranties as the Depositary may deem necessary or proper or as the Company reasonably may require by written request to the Depositary to enable the Depositary or the Company to perform their obligations hereunder.
Subject to Article (4) hereof and the terms of the Deposit Agreement, the Depositary and the
Registrar, as applicable, may (and, at the request of the Company, shall) withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds hereof, or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are delivered or such representations and warranties made.

          (10)     Charges of Depositary.  The Depositary shall charge any party to whom Receipts are issued or for whom deposits are made (including, without limitation, deposits pursuant to stock dividends or any other deposits) or who surrenders Receipts a fee of U.S. $5.00 or less, in each case, per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt, other than in connection with the Initial Deposit.  In addition, Holders will pay all stamp, transfer and other applicable taxes and other governmental charges, registration fees, cable, telex and facsimile transmission and delivery expenses, customary and other expenses incurred by the Depositary in connection with its obligations and duties under the
Deposit Agreement, as set forth in Exhibit B to the Deposit Agreeement.  Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company after consultation and agreement between the Depositary and the Company concerning the nature and amount of such charges and expenses.  All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary.  The charges and expenses of the Custodian, nominee or any other agent of the Depositary are for the sole account of the Depositary.  The provisions in respect of these charges may be changed in the manner indicated in Article (21) of this Receipt.


           (11)      Title to Receipts.  It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each American Depositary Share evidenced hereby), when such Receipt is properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have the obligations or be subject to any liability hereunder or under the Deposit Agreement to any holder of a Receipt unless such holder is a Holder thereof.

          (12)     Validity of Receipt.  This Receipt shall not be entitled to any benefits under the
Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt has been executed by the Depositary by the manual signature of a duly authorized signatory of the
Depositary; provided however, that such signature may be a facsimile if a Registrar has been appointed and this Receipt has been countersigned by the manual signature of a duly authorized officer of the Registrar; and provided further, that, only with respect to the Receipts originally issued, the signatures of both the Depositary and the Registrar may be facsimiles

          (13)     Reports; Inspection of Transfer Books.  The Company is subject to the reporting requirements of the Exchange Act as the same apply to foreign private issuers, and accordingly, files certain reports win the commission.  These reports are available for inspection and copying at the public reference facilities maintained by the Commission located at the date hereof at
Judiciary Plaza, 450 Fifth Street N.W. (Room 1024), Washington, D.C. 20549.

          The Depositary will make available for inspection by Holders at its Principal Office and at the office of each Custodian, copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, a Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited
Securities by the Company.  In accordance with the Securities Exchange Act of 1934, as amended, such reports, notices and communications shall be in English.  The Depositary will also send to Holders copies of such reports, notices and communications when furnished by the
Company pursuant to Section 5.06 of the Deposit Agreement.

          The Registrar will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit
Agreement or the Receipts.

          Subject to Article (4) hereof and Section 2.06 of the Deposit Agreement, the Registrar may
close the transfer books (with notice to the Company if other than in the ordinary course of business), at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder or at the reasonable written request of the Company.


          (14)     Dividends and Distributions in Cash, Shares, Etc.  Whenever the Custodian or the
Depositary or any of their respective agents receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, subject to Section 4.07 of the Deposit
Agreement, promptly convert or cause to be converted such dividend or distribution into Dollars and distribute promptly the amount thus received (net of fees of, and expenses incurred by, the
Depositary in accordance with Section 5.09 of the Deposit Agreement) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited
Securities held by them respectively without liability for interest thereon.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary
(without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.  Pursuant to
Articles (4) and (7) hereof, if the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to
Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  Such withheld amounts shall be forwarded to the relevant governmental authority by the person holding the withheld amounts.

          If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall deposit or cause such Shares to be deposited with and registered in the name of the Custodian and thereupon the Depositary may, subject to Section
5.07 of the Deposit Agreement, either (i) distribute to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.08 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for American Depositary Shares, which represents in aggregate the number of
Shares received as such dividend, or free distribution, subject to the terms of the Deposit
Agreement, including, without limitation, Sections 2.02, 2.03, 5.07 and 5.09 of the Deposit
Agreement; in lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement, or (ii) if additional Receipts are not so distributed
(except pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Depositary determines that any distribution in property (including
Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, after the Company, in the fulfillment of its obligations under Section 5.07 of the Deposit Agreement, has furnished an opinion of U.S.
counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders, or if the Company does not provide a satisfactory opinion as provided in Section 5.07 of the Deposit Agreement, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, or effect the distribution of unregistered Shares, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.



          In the event that the Company shall offer or cause to be offered to the holders of any
Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Company, and, if requested in writing by the Company, shall, take action, subject to the terms of the Deposit Agreement, as follows:

                           (a)     if at the time of the offering of any rights, the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Holders or
Beneficial Owners but not to others, by means of warrants or otherwise, the Depositary may distribute warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such
Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights or the securities obtainable upon the exercise of such rights, by such Holders or Beneficial Owners; or

                           (b)     if at the time of the offering of any rights, the Depositary determines in its discretion that it is not lawful or not feasible to make such rights available to certain Holders or
Beneficial Owners by means of warrants or otherwise, or if the rights unrepresented by such warrants or such other instruments are not exercised and appear to be about to lapse, the
Depositary may, in its discretion, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the Holders otherwise entitled to such; rights, warrants or, other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any
Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit
Agreement.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or
(iii) any liability to the purchaser of such rights, warrants or other instruments.

          If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed (i)
in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.


           Notwithstanding anything to the contrary in this Article (14), if registration (under the
Securities Act or any other applicable law) of the rights, or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect, or (ii) unless the Company furnishes the Depositary evidence satisfactory to the Depositary (which may include an opinion of counsel) to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws.  The Company shall have no obligation to register such rights or such securities under the Securities Act or any other applicable laws.

          Whenever the Custodian or the Depositary or any of their respective agents shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, to the extent permitted by applicable law cause the securities or property so received to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.08 of the Deposit Agreement, in proportion to the number of
American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary, after consultation with the Company, may deem equitable and practicable for accomplishing such distribution, net of such expenses of the Depositary as are set forth in Exhibit B hereto; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems all or any portion of such distribution not to be feasible, the Depositary shall, after consultation with the Company, determine a practicable method of effecting such distribution or paying such taxes or governmental charges and may rely on such advice, which method may include, but not be limited to, the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes, fees and expenses of the Depositary set forth in Section 5.09 of the Deposit Agreement or in Exhibit B
thereto) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

          Pursuant to Articles (4) and (7) hereof, if the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax, duty or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes, duties or governmental charges, and the
Depositary shall distribute the net proceeds of any such sale after deduction of such taxes, duties or governmental charges to Holders entitled thereto in proportion to the number of American
Depositary Shares held by them respectively and shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.


          (15)     Fixing of Record Date.  Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the
Depositary causes a change in the renumber of Shares that are represented by each American
Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of
Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, as soon as practicable and after consultation with the Company, fix a record date (which shall, to the extent practicable, be the same date as the corresponding record date, if any, for Shares or other Deposited Securities set by the Company) for the determination of the Holders who shall be entitled (i) to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, (ii) to give instructions for the exercise of voting rights at any such meeting, (iii) to give or withhold such consent, (iv) to receive such notice or solicitation or to otherwise take action, or (v) to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share.  Subject to the provisions of
Sections 4.02 through 4.07 of the Deposit Agreement and to the other terms and conditions thereof, only the Holders at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American
Depositary Shares held by them respectively, or to act in respect of the matter which was the subject of the notice.

           (16)     Voting of Deposited Securities.  As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of a solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix a record date in respect of such meeting.  The Depositary shall, if requested in writing in a timely manner by the Company, mail to Holders a notice containing: (a) such information as is provided to the
Depositary by the Company, (b) a statement that each Holder at the close of business on the specified record date will be entitled, subject to any applicable law, the Company=s Memorandum and Articles of Association and the provisions of or governing Deposited Securities (which provisions, if any, shall have been summarized in pertinent part by the Company), to instruct the
Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other
Deposited Securities represented by such Holder=s American Depositary Shares and (c) a statement addressing the manner in which such instructions may be given.  Upon the written request of a Holder of American Depositary Shares evidenced by a Receipt on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the
Company=s Memorandum and Articles of Association and the provisions of the Deposited
Securities, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities represented by American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.

          Neither the Depositary nor the Custodian shall, under any circumstances, exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Holders.  Shares or other Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received or deemed received by the Depositary from the Holder shall not be voted.

           (17)     Changes Affecting Deposited Securities.  Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities or property which shall be received by the
Depositary or a Custodian in exchange for, or in conversion or replacement or otherwise in respect of, such Deposited Securities shall be treated as new Deposited Securities under the
Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, represent the new Deposited Securities so received.  Alternatively, the
Depositary may, with the Company=s approval, and shall, if the Company so requests, subject to the terms of the Deposit Agreement, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt, specifically describing such new Deposited Securities or corporate change.  The Company agrees to, jointly with the Depositary, amend the Registration
Statement on Form F-6 as filed with the Commission to permit the issuance of such new
Receipts.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, and with the Company=s approval, shall if the Company so requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02 of the Deposit Agreement.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities other than, in each case, as a result of negligence or bad faith on the part of the
Depositary or its agents


          (18)     Indemnification.  The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts,
American Depositary Shares, the Shares or other Deposited Securities, as the case may be, or any offering documents in respect thereof or (b) out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the
Company in connection with the Deposit Agreement, the Receipts, the American Depositary
Shares, the Shares or any Deposited Securities, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary, the Custodian or any of their respective directors, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to negligence or bad faith of any of them, and except to the extent such loss, liability, tax, charge or expense arises out of information (or omissions from such information) furnished in writing to the Company by any of them expressly for use in any registration statement, proxy statement, prospectus, placement memorandum, preliminary prospectus or preliminary placement memorandum relating to the Receipts, American Depositary
Shares, or other Deposited Securities or (ii) by the Company or any of its directors, employees, agents and affiliates.

          The Depositary agrees to indemnify the Company and its directors, employees, agents and affiliates and hold each of them harmless from any loss, liability, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or the Custodian (so long as the
Custodian is JPMorgan Chase Bank) or their respective officers or employees in any such case, due to their negligence or bad faith.

          The obligations set forth in this Article (18) shall survive the termination of the Deposit
Agreement and the succession or substitution of any part hereto.

          Any person seeking indemnification hereunder (an Aindemnified person@) shall notify the person from whom it is seeking indemnification (the Aindemnifying person@) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person=s ability to seek indemnification from such indemnifying party except to the extent that the indemnifying person is materially prejudiced by such failure)
and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.


          (19)     Liability of the Company and the Depositary.  None of the Depositary, its
controlling persons or their agents nor the Company, its controlling persons nor their agents, if any, will incur any liability to any Holder or other person if, by reason of any present or future law or regulation of the United States, England or any other country, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future, the Memorandum and Articles of Association of the Company, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control, the Depositary, its controlling persons or their agents or the Company, its controlling persons or their agents shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit
Agreement nor shall the Depositary, its controlling persons or their agents or the Company, its controlling persons or their agents incur any liability to any Holder, Beneficial Owner or other person by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Memorandum and Articles of Association of the Company or
provisions of or governing Deposited Securities.  Each of the Depositary, its controlling persons and its agents, the Company, its controlling persons and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without gross negligence or bad faith.  The Depositary and the
Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations will be read into the Deposit
Agreement against the Depositary or the Company or their respective agents.  None of the
Depositary, its controlling persons or their respective agents nor the Company, its controlling persons or their respective agents will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required or (b)
liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information.
The Depositary, its controlling persons and their respective agents and the Company, its controlling persons and their respective agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties.  The Depositary and its agents will not be liable for any failure to carry out any instructions to vote any of the Deposited
Securities, for the manner in which any such vote is cast or for the effect of any such vote provided that any such action or omission is in good faith, not negligent and in accordance with the terms and conditions of the Deposit Agreement  The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

          (20)     Resignation and Removal of the Depositary; Appointment of Successor Depositary.
The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election to do so delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit
Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal, which notice shall be effective on the earlier of (i) the 90th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  In case at any time the
Depositary shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary which shall be a bank or trust company having an office in the Borough of
Manhattan, the City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall (i)
execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement, (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and
Holders thereof as the successor may reasonably request.  Any such successor depositor shall promptly mail notice of its appointment to such Holders.

          Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.


          (21)     Amendment; Supplement.  The form of the Receipts in respect of the Shares and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders.  Any amendment or supplement which shall impose or increase any fees or charges (other than transfer and registration fees, fees in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts.  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or
Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners.  Every Holder and Beneficial Owner at the
time any amendment or supplement so becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment or supplement and to be bound by the
Deposit Agreement as amended or supplemented thereby.  In no event shall any amendment or supplement impair the right of the Holder to surrender this Receipt and receive therefor the
Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit
Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this Receipt at any time in accordance with such changed rules.  Such amendment or supplement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.


          (22)     Termination.  The Depositary shall, at any time at the written direction of the
Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  If 90 days shall have expired after (i) the Depositary shall have delivered to the
Company a written notice of its election to resign, or (ii) the Company shall have delivered to the
Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Article (20)
hereof and Section 5.04 of the Deposit Agreement, the Depositary may terminate the Deposit
Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination.  On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of this Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of
Receipts referred to in Article (2) hereof and Section 2.05 of the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable stamp, transfer or other applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by this Receipt.  If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities subject to the conditions and restrictions set forth in Section 2.05 of the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the
Depositary (after deducting, or charging, as the case may be, in each case the charges of the
Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable stamp, transfer or other applicable taxes or governmental charges or assessments).  At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may and intends to sell the Deposited Securities then so held and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit
Agreement, in an unsegregated account, without liability for interest, for the pro rata benefit of
Holders whose Receipts have not theretofore been surrendered.  After making such sale, the
Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and American Depositary Shares, except for its obligations to the Company under Article (18) hereof and Section 5.08 of the Deposit Agreement and except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable stamp, transfer or other applicable taxes or governmental charges or assessments).
 Upon the termination of the Deposit Agreement as to Receipts, the Company shall be discharged from all obligations under the Deposit Agreement as to the Receipts and the Shares, Deposited
Securities and American Depositary Shares except for its obligations to the Depositary under
Articles (10) and (18) hereof, and Sections 5.08 and 5.09 of the Deposit Agreement.

          (23)     Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of this Article (24), the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in Receipts.  The Depositary
may issue Receipts against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.  In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to
Section 2.02 of the Deposit Agreement and (ii) deliver Shares upon the receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received (each such transaction a
APre-Release Transaction@) unless requested by the Company in writing to cease issuing Receipts under (i) above or cease delivering Shares under (ii) above at least three business days prior to the date on which the Company wishes such activity to cease.  The Depositary may receive
Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above.
 Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the AApplicant@) to whom Receipts or Shares are to be delivered
(w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares that are to be delivered by the Applicant under such Pre-Release Transaction, (x)
agrees to indicate the Depositary as owner of such Shares in its records and to hold such Shares in trust for the Depositary until such Shares are delivered to the Depositary or the Custodian, (y)
unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such
Shares and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days= notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate after obtaining the consent thereto of the
Company, which consent shall not be unreasonably withheld.  The Depositary will limit the number of Receipts involved in such Pre-Release Transactions at any one time to thirty percent
(30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i)
above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate after obtaining the consent thereto of the
Company, which consent shall not be unreasonably withheld.  The Depositary may also set limits with respect to the number of Receipts and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.  The Depositary may retain for its own account any compensation received by it in connection with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be for the benefit of the
Holders other than the Applicant).


                                         ASSIGNMENT AND TRANSFER
          FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s)
unto __________________ whose taxpayer identification number is _________________ and whose address including postal zip code is ______________________, the within Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints
___________________ attorney-in-fact to transfer said Receipt on the books of the Depositary, with full power of substitution in the premises.

Dated:	                                                    Name: ______________________
                                                            By: _______________________
                                                            Title: _____________________

          NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

           If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

          All endorsements or assignments of Receipts must be guaranteed by a member of a
Medallion Signature Program approved by the Securities Transfer Association Inc.

SIGNATURE GUARANTEED

_______________________________

A-1